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                       Securities and Exchange Commission

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



June 10, 1999                                             0-21845
Date of report (Date of earliest event reported)          Commission File Number


                     Wilshire Financial Services Group Inc.
             (Exact name of registrant as specified in its charter)


Delaware                                                  93-1223879
(State or other jurisdiction of incorporation)            (I.R.S. Employer
                                                          Identification Number)


                   1776 SW Madison Street, Portland, OR 97205
               (Address of principal executive offices)(Zip Code)

                                 (503) 223-5600
               Registrant's telephone number, including area code

                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 1.  CHANGES IN CONTROL OF THE REGISTRANT

      Emergence from Bankruptcy/Change in Control

      In order to address liquidity concerns and to improve the financial condition of Wilshire Financial Services Group Inc. ("WFSG" which, along with its subsidiaries, is referred to herein as the "Company"), the Company and an unofficial committee of holders of a majority of the Company's $184.2 million in outstanding publicly issued notes agreed to a restructuring of the Company whereby (i) the noteholders would exchange their notes for new common stock in the Company; (ii) the Company's existing common stock and options would be canceled; (iii) noteholders would reallocate up to 0.6% of the new common stock to holders of old common stock; and (iv) the servicing operations conducted by Wilshire Credit Corporation, an affiliate of the Company, would be transferred to a newly formed, majority-owned subsidiary of WFSG.

      In connection with the restructuring, the Company filed a voluntary petition for relief under Chapter 11 of the U.S. Bankruptcy Code in the Federal Court of Wilmington, Delaware on March 3, 1999. On April 12, 1999, the restructuring plan was approved by the bankruptcy court. On June 10, 1999, the plan became effective.

      Pursuant to the restructuring plan, the holders of the Company's $184.2 million in outstanding publicly issued notes will receive approximately 96.16 shares of new common stock for every $1,000 of notes, including accrued interest through March 2, 1999. A portion of the new common stock will be reallocated by the noteholders so that shareholders of the old common stock will receive up to 0.6% of the outstanding shares of new common stock, equivalent to approximately 1 share of new common stock for every 77.28 shares of old common stock. The distribution of the new shares is expected to occur in June 1999. The Company also will acquire, through a majority-owned subsidiary, the loan servicing operations of Wilshire Credit Corporation, which will allow the Company to service its own assets and provide third party servicing.

      During the quarter ended March 31, 1999, Wilshire Real Estate Investment Trust Inc. ("WREIT"), an affiliate of the Company, agreed to provide the Company debtor-in-possession financing of up to $10.0 million (the "DIP Facility") as part of a compromise and settlement of a $17.0 million obligation payable to WREIT. The DIP Facility bears interest at 12% and is secured by the stock of First Bank of Beverly Hills, FSB, WFSG's savings bank subsidiary. WREIT funded $5.0 million of the DIP Facility on March 3, 1999, but decided not to provide the Company with the remaining balance. Accordingly, 50%, or approximately $8.5 million, of the note payable was treated pari passu with WFSG's noteholders and converted to newly issued common stock of WFSG on the effective date of the plan of reorganization.

      The Company has requested that its new common stock succeed to the listing of its old common stock and that the suspension of trading in the old common stock be lifted. Nasdaq is currently reviewing this matter, but there can be no assurance that the new common stock will be approved for trading on Nasdaq.

      New Directors of WFSG

      Pursuant to the restructuring plan, effective June 10, 1999, Andrew A. Wiederhorn, Lawrence A. Mendelsohn, Elizabeth Aaroe, Robert M. Deutschman, Larry
B. Faigin, Edward A. Foehl and Daniel A. Markee became directors of WFSG. See "Item 5. Resignation of Director." Effective June 10, 1999, David Dale-Johnson, Don H. Coleman and Phillip G. Forte resigned as directors of WFSG. Set forth below is information concerning each of the directors of WFSG:

      Andrew A. Wiederhorn, age 33, has been the Chairman of the Board of Directors and Chief Executive Officer of the Company since its formation. Mr. Wiederhorn founded the Wilshire group of companies in 1987.

      Lawrence A. Mendelsohn, age 38, has been a director and the President of the Company since its formation. Mr. Mendelsohn was the Executive Vice President of the Wilshire group of companies from February 1993 until December


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1996.  From January 1992 until February 1993 Mr.  Mendelsohn was Vice President,
Principal and Head of CapitalM arkets for Emerging Markets of Bankers Trust New York Corporation/BT Securities Corporation. From August 1987 until January 1992, Mr. Mendelsohn was the Vice President, Senior Options Principal and Head of Proprietary Trading for Equities, Equity Options and Distressed Debt for J.P. Morgan and Co./J.P. Morgan Securities.

      Elizabeth Aaroe, age 40, has been President of Fisher Consulting Services, Inc., a provider of general business and specialized real estate advisory and disposition services since 1993. Ms. Aaroe received a B.A. Degree from Bowdoin College.

      Robert M. Deutschman, age 40, is Managing Director of Cappello Capital Corp., a finance company which engages in merchant banking, venture capital and investment banking. Prior to joining Cappello, Mr. Deutschman was a Managing Director of Saybrook Capital Corp. From 1991 until 1994, Mr. Deutschman was a Senior Vice President and Director of Principal Investments in the Public Finance Group of Houlihan Lokey Howard & Zukin. Mr. Deutschman received his undergraduate degree in Political Science at Harvard College and his J.D. degree from Columbia University School of Law.

      Larry B. Faigin, age 56, is President and Chief Executive Officer of GreenPark Group, LLC, a company that specializes in acquiring environmentally-impacted land and remediating and improving the property for further development. Prior to joining the company, he was Chief Executive Officer of Home Capital Corporation, a subsidiary of HomeFed Bank. He also has served as a consultant to Chevron Corporation, and Chief Executive Officer and Director of Wood Bros. Homes, Inc. Mr. Faigin received his B.A. and J.D. degrees from Western Reserve University.

      Edward A. Foehl, age 56, has been President and Chief Executive Officer of Systran Financial Services Corporation, a company which provides billing and collection services nationwide to the trucking industry and other businesses since 1988. Mr. Foehl received a B.S. degree in Engineering at the United States Military Academy and an MBA from George Washington University (For information regarding Mr. Foehl's resignation as a director, see Item 5. Resignation of Director).

      Daniel A. Markee, age 42, is a principal of LendSource, Inc., a firm specializing in origination of first mortgage, home equity and consumer installment debt. From 1993 until 1997, Mr. Markee was involved in the real estate investment business as President of Ferterra, Inc., and as a principal of Euro-American Partners, Inc. Mr. Markee received a B.S. degree in Finance from the University of Colorado.

      Share Ownership of WFSG

      The following table sets forth information regarding the ownership of the Company's new common stock as of June 9, 1999 by (1) any person who is known to the Company to be the beneficial owner of more than five percent of the new common stock and (2) each director:


Name                                              Shares         Percent
Andrew Wiederhorn                                    24,047      *
Lawrence Mendelsohn                                   9,553      *
Elizabeth Aaroe                                           0      --
Robert M. Deutschman                                      0      --
Larry B. Faigin                                           0      --
Edward A. Foehl(1)                                        0      --
Daniel A. Markee                                          0      --
The Income Fund of America, Inc.(2)               2,150,571      10.7
The Bond Fund of America, Inc.(2)                 1,602,007       8.0
Grantchester Securities                           1,027,891       5.2
High Yield Portfolio(3)                           2,412,063      12.0
Lindner Dividend(4)                               1,045,662       5.2
Wilshire Real Estate Partnership L.P.             2,874,791      14.4

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----------
*     Less than one percent.
(1)   Effective June 14, 1999, Mr. Foehl resigned as a director.
(2) Capital Research and Management Company is the investment advisor for the fund.
(3) American Express Financial Corporation is the investment advisor for the fund.
(4)   Ryback Management Corporation is the investment advisor for the fund.

Item 5. OTHER EVENT.

      Resignation of Directors

      Edward A. Foehl, by letter dated June 14, 1999, informed WFSG that he was resigning as a director of WFSG, effective June 14, 1999. Mr. Foehl indicated that he was resigning because of new professional commitments that were not anticipated at the time he joined the Board of Directors of WFSG. As a result, Mr. Foehl stated that he no longer had the necessary time required to properly execute his responsibilities in a situation that requires high levels of involvement.

      Resignation of Chief Executive Officer of First Bank

      The Chief Executive Officer of First Bank of Beverly Hills, F.S.B. ("First Bank"), the Company's thrift subsidiary has announced her resignation to join another institution. Until her replacement is found, Kevin Kelly, chairman of First Bank's Board, and former president of the U.S. Bank of Oregon, will assume the responsibilities of First Bank's chief executive officer. The Company has engaged a search firm to find a suitable replacement for its chief executive officer.

      Imposition of Restrictions on First Bank

      As a result of the resignation of the Chief Executive Officer of First Bank, the Company's bankruptcy and the fact that First Bank was not operating under an approved Business Plan, the Office of Thrift Supervision issued a directive on June 3 that indicates that it considers First Bank to be in "troubled condition" under 12 CFR 563.555. As a result, First Bank must obtain OTS approval before First Bank takes any of the following actions:

      o increase total assets during any quarter in excess of an amount equal to net interest credited on deposit liabilities (or earnings credited on share accounts);

      o make or commit to make any new loans or investments, including but not limited to, the funding of, or investment in mortgage loans or securities, nonmortgage loans and leases, U.S. government securities, mortgage derivative products, interest rate swaps and caps, financial futures and options, and financial guarantees, except: (i) new loans on owner-occupied single family residences with balances not exceeding $500,000 per loan with a loan-to-value ratio of 80% (maximum value ratio of 70% for cash-out refinances); and (ii) to provide for essential liquidity or to fund legally binding commitments and loans-in-process existing on or before the receipt of the letter from the OTS;

      o release any borrower or guarantor from liability on any loan or extension of credit granted by First Bank unless the recorded investment of the loan has been paid in full, except for foreclosures;

      o make or commit to make any investment in real estate, or investment in any service corporation or operating subsidiary, except that: (i) First Bank may make reasonable and necessary expenditures of $40,000 per property in order to preserve the value of its interest in and maintain real estate owned, whether held by First Bank or a subsidiary; (ii) First Bank may foreclose upon any real property on which First Bank has a first lien position that is in default or take a deed in lieu of foreclosure either directly or through a subsidiary, and (iii) First Bank may make reasonable and necessary net cash expenditures up to $100,000 per annum with regard to each subsidiary;


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      o     sell,  transfer,   modify  or  exchange  any  loan,   participation,
            investment, security, or other asset except where the counterparty is a U.S. government agency or government-sponsored enterprise;

      o enter into, renew, extend, or materially revise or modify any contract or agreement to purchase, or lease, real estate, goods, materials, equipment, supplies, services, or capital assets, or any interest therein, except that this restriction does not apply to contracts, agreement or leases (i) containing a price or payments exceeding $100,000 over the life of the contract, agreement or lease and (ii) entered into in the ordinary course of business;

      o make or commit to make any capital expenditure in excess of $100,000;

      o pay or commit to pay a dividend to any class of stock; or make any capital distribution; except for the payment of interest on deposit accounts;

      o     retain or hire senior executive officers, directors, or consultants;
            and

      o increase the cash base salary of any executive officer; pay or agree to pay any bonus to any officer, director, or employee; make any golden parachute payment; make any purchase of or payment for an item or service intended to benefit any officer, employee, or director costing more than $500 that: (i) is not reasonably necessary for the performance of such individual's duties, and (ii) is not available to all employees performing similar duties, except that expenses of $5,000 for educational purposes (including travel costs) shall not require the non-objection of the ARD; make any payment relating to indemnification of any current or former officer, director or employee.

      First Bank does not agree with the "troubled institutions" designations and intends to appeal the restrictions imposed by the OTS directive.
There can be no assurance as to whether any such appeal will be successful.

      The OTS on June 3, 1999, also issued a letter to WFSG and Wilshire Acquisitions Corporation ("WAC") reminding WFSG and WAC that they are in "troubled condition" due to the "unsatisfactory" rating and the existence of the Cease & Desist Order stipulated to in January, 1999, which required WFSG and WAC to (i) comply with all OTS transaction with affiliates regulations and (ii) to provide the OTS with 30 days notice prior to appointing senior officers and directors at First Bank. As a result, WFSG and WAC must obtain OTS approval before electing new directors and senior executive officers.

      The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in such statements. All of the statements contained in this release which are not identified as historical should be considered forward-looking. In connection with certain forward-looking statements contained in this release and those that may be made in the future by or on behalf of the Company which are identified as forward-looking, the Company notes that there are various factors that could cause actual results to differ materially from those set forth in any such forward-looking statements. Such factors include, but are not limited to, the real estate market, the availability of pools of loans at acceptable prices, the availability and conditions of financing for loan pool acquisitions and mortgage-backed securities, interest rates and overseas expansion. Accordingly, there can be no assurance that the forward-looking statements contained in this release will be realized or that actual results will not be significantly higher or lower. Readers of this release should consider these facts in evaluating the information contained herein. The inclusion of the forward-looking statements contained in this release should not be regarded as a representation by the Company or any other person that the forward-looking statements contained in this release will be achieved. In light of the foregoing, readers of this release are cautioned not to place undue reliance on the forward-looking statements contained herein.



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Item 7  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

      The following exhibits are filed as part of this report:

      3.1   New Certificate of Incorporation of WFSG
      3.2   New Bylaws of WFSG
      99.1  Letter of Resignation from Edward Foehl

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WILSHIRE FINANCIAL SERVICES
                                            GROUP INC.



Date:  June 15, 1999                      By:  /s/  Lawrence A. Mendelsohn
                                               Lawrence A. Mendelsohn
                                               President

                                          By:  /s/  Chris Tassos
                                               Chris Tassos
                                               Executive Vice President and
                                                Chief Financial Officer

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